UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2004

Wells Real Estate Investment Trust II, Inc.

(Exact name of registrant as specified in its charter)

Maryland

(State or other jurisdiction of incorporation)

333-107066	20-0068852
(Commission File Number)	(IRS Employer Identification No.)

6200 The Corners Parkway, Suite 250, Norcross, Georgia 30092

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (770) 449-7800

(Former name or former address, if changed since last report)

Item 5. Other Events and Required FD Disclosure.

On January 8, 2004, the Board of Directors of Wells Real Estate Investment Trust II, Inc. declared dividends for the first quarter of 2004 in an amount equal to a 2.5% annualized percentage rate return on an investment of $10 per share to be paid in March 2004. A copy of the press release concerning the declaration of dividends for the first quarter of 2004 is filed as Exhibit 99.1 hereto.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

Exhibit No.	Description

Press Release dated January 12, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WELLS REAL ESTATE INVESTMENT TRUST II, INC. (Registrant)

By:	/s/ Leo F. Wells, III

Leo F. Wells, III President

Date: January 12, 2004

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated January 12, 2004